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                                                                      Exhibit #4

                          BIRCH MOUNTAIN RESOURCES LTD.

                                STOCK OPTION PLAN

1.                PURPOSE

                  The purpose of the Stock Option Plan (the "Plan") of Birch Mountain Resources Ltd., a body corporate incorporated under the Business Corporations Act (Alberta) (the "Corporation"), is to advance the interests of the Corporation or any of its subsidiaries or affiliates by encouraging the directors, officers, employees and consultants of the Corporation or any of its subsidiaries or affiliates to acquire shares in the Corporation, thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation or any of its subsidiaries or affiliates and furnishing them with additional incentive in their efforts on behalf of the Corporation or any of its subsidiaries or affiliates in the conduct of their affairs.

2.                ADMINISTRATION AND GRANTING OF OPTIONS

                  The Plan shall be administered by the Board of Directors of the Corporation, or if appointed, by a special committee of directors appointed from time to time by the Board of Directors of the Corporation (such committee, or if no such committee is appointed, the Board of Directors of the Corporation is hereinafter referred to as the "Committee") pursuant to rules of procedure fixed by the Board of Directors.

                  The Committee may from time to time designate directors, officers, employees and consultants of the Corporation or any of its subsidiaries or affiliates (the "Participants") to whom options to purchase common shares of the Corporation may be granted and the number of common shares to be optioned to each, provided that the total number of common shares to be optioned shall not exceed the number provided in clauses 3 and 4 hereof.

3.                SHARES SUBJECT TO PLAN

                  Subject to adjustment as provided in Section 15 hereof, the shares to be offered under the Plan shall consist of shares of the Corporation's authorized but unissued common shares. The aggregate number of shares to be delivered upon the exercise of all options granted under the Plan (the "Options") shall not exceed the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.
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4.                NUMBER OF OPTIONED SHARES

                  The number of shares subject to an Option to a Participant shall be determined by the Committee, but no Participant, upon the Corporation becoming listed on any stock exchange, shall be granted an Option which exceeds the maximum number of shares permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.

5.                VESTING

                  The Committee may, in its sole discretion, determine the time during which Options shall vest and the method of vesting, or that no vesting restriction shall exist.

6.                MAINTENANCE OF SUFFICIENT CAPITAL

                  The Corporation shall at all times during the term of the Plan reserve and keep available such numbers of shares as will be sufficient to satisfy the requirements of the Plan.

7.                PARTICIPATION

                  The Committee shall determine to whom Options shall be granted, the terms and provisions of the respective Option agreements, the time or times at which such Options shall be granted, and the number of shares to be subject to each Option. An individual who has been granted an Option may, if he is otherwise eligible, and if permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, be granted an additional Option or Options if the Committee shall so determine.

8.                EXERCISE PRICE

                  The exercise price of the shares covered by each Option shall be determined by the Committee. The exercise price shall be not less than the price permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.

9.                DURATION OF OPTION

                  Each Option and all rights thereunder shall be expressed to expire on the date set out in the Option agreements and shall be subject to earlier termination as provided in paragraphs 11 and 12.
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10.               OPTION PERIOD, CONSIDERATION AND PAYMENT

         (a) The Option period shall be a period of time fixed by the Committee, not to exceed the maximum period permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, provided that the Option period shall be reduced with respect to any Option as provided in Sections 11 and 12 covering cessation as a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates or death of the Participant.

         (b) Except as set forth in Sections 10(c), 11 and 12, no Option may be exercised unless the Participant is at the time of such exercise a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates.

         (c) Notwithstanding any other provision to the contrary, an Option granted to a consultant in connection with specific services provided or to be provided by that consultant shall be exercised only after the date of completion of such service and prior to 30 days following the date of completion of such service.

         (d) The exercise of any Option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of shares with respect to which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such shares with respect to which the Option is exercised. No Participant or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any shares subject to an Option under this Plan, unless and until the certificates for such shares are issued to such persons under the terms of the Plan.

11.               CEASING TO BE A DIRECTOR, OFFICER, EMPLOYEE OR CONSULTANT

                  If a Participant shall cease to be a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates for any reason other than death of the Participant, the Option granted to the Participant may be exercised by the Participant, only within 90 days next succeeding the Participant's ceasing to be a director, officer, employee or consultant, to the extent that the Participant was entitled to exercise it at the date of such cessation.

                  Nothing contained in the Plan nor in any Option granted pursuant to the Plan shall confer upon any Participant any right with respect to continuance as a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates.

12.               DEATH OF PARTICIPANT

                  In the event of death of a Participant, the Option previously granted to him shall be exercisable only within the twelve months next succeeding such death and then only:

         (a) by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution; and
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         (b)      if and to the extent that the Participant was entitled to
                  exercise the Option at the date of the Participant's death.

13.               RIGHTS OF OPTIONEE

                  No person entitled to exercise an Option shall have any of the rights or privileges of a shareholder of the Corporation in respect of any shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

14.               PROCEEDS FROM SALE OF SHARES

                  The proceeds from sale of shares issued upon the exercise of Options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Committee may determine and direct.

15.               ADJUSTMENTS

                  Appropriate adjustments in the number of common shares optioned and in the option price per share, as regards Options granted or to be granted, may be made by the Committee in its discretion to give effect to adjustments in the number of common shares of the Corporation resulting subsequent to the approval of the Plan by the Committee from subdivisions, consolidations or reclassification of the common shares of the Corporation, the payment of stock dividends by the Corporation or other relevant changes in the capital of the Corporation.

16.               TRANSFERABILITY

                  All benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferrable or assignable unless specifically provided herein. During the lifetime of a Participant any benefits, rights and Options may only be exercised by the Participant.

17.               AMENDMENT AND TERMINATION OF PLAN

                  The Committee may, at any time, suspend or terminate the Plan. The board may also at any time amend or revise the terms of the Plan, PROVIDED that no such amendment or revision shall alter the terms of any Options theretofore granted under the Plan.
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18.               NECESSARY APPROVALS

                  The ability of the Options to be exercised and the obligation of the Corporation to issue and deliver shares in accordance with the Plan is subject to any approvals which may be required from the shareholders of the Corporation, any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation. If any shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such shares shall terminate and any Option exercise price paid to the Corporation will be returned to the Participant.

19.               PRIOR PLANS

                  The Plan shall entirely replace and supersede prior share options plans, if any, enacted by the Board of Directors of the Corporation or its predecessor corporations.

20.               EFFECTIVE DATE OF PLAN

                  The Plan has been adopted by the Committee subject to the approval of any stock exchange on which the shares of the Corporation are to be listed or other regulatory body having jurisdiction and, if so approved, the Plan shall become effective upon such approvals being obtained.

                  IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto in the presence of its officers duly authorized in that behalf as of the 2nd day of November, 1994.

                                           BIRCH MOUNTAIN RESOURCES LTD.

                                           Per:     /s/ Douglas Rowe    (c/s)
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                                                    Douglas Rowe

                                           Per:     /s/ Donald Dabbs
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                                                    Donald Dabbs